Exhibit 23.2
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 1, 2010
Denbury Resources, Inc.
5100 Tennyson Parkway
Suite 1200
Plano, Texas 75024
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2009 on Certain Properties owned by Denbury Resources Inc. SEC Case”, “Appraisal Report as of December 31, 2008 on Proved Reserves of Certain Properties owned by Denbury Resources Inc. SEC Case”, and “Appraisal Report as of December 31, 2007 on Proved Reserves of Certain Properties owned by Denbury Resources Inc. SEC Case”, under the headings “Summary of Oil and Gas Reserve Data”, “Experts”, and “Exhibits” in the Registration Statement on Form S-3, registering the sale of $1,000,000,000 of debt securities of Denbury Resources, Inc., to be filed with the Securities and Exchange Commission on or about February 2, 2010, and to the inclusion by reference of the Denbury Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2008 in the Registration Statement on Form S-3.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716